UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-3317208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30142 Wixom Road Wixom, Michigan	48393
(Address of Principal Executive Offices)	(Zip Code)

Rockwell Medical Technologies, Inc. Amended and Restated 2007 Long Term Incentive Plan

(Full Title of the Plan)

Robert L. Chioini

President and Chief Executive Officer

Rockwell Medical Technologies, Inc.

30142 Wixom Road

Wixom, Michigan 48393

(Name and address of agent for service)

(248) 960-9009

(Telephone number, including area code, of agent for service)

Copy to:

Mark A. Metz

Dykema Gossett PLLC

400 Renaissance Center

Detroit, Michigan 48243

(313)568-6800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	1,750,000	$ 8.77	$15,347,500.00	$1,758.82

(1)	This Registration Statement covers 1,750,000 shares, which includes options, restricted stock and other rights to acquire common stock, under the Rockwell Medical Technologies, Inc. Amended and Restated 2007 Long-Term Incentive Plan, and, pursuant to Rule 416(a), an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	This calculation is made solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on June 7, 2012, as reported by the Nasdaq Stock Market.

In accordance with general instruction E to Form S-8, Rockwell Medical Technologies, Inc. (the “Company”) hereby incorporates by reference the contents of its Registration Statement on Form S-8 (No. 333-146817) filed October 19, 2007.

Item 8. Exhibits

The following exhibits are filed with this Registration Statement or were previously filed and incorporated herein by reference to the filing indicated. Exhibits not required for this Registration Statement have been omitted. Our Commission file number is 000-23661.

Exhibit Number	Description

10.45	Rockwell Medical Technologies, Inc. Amended and Restated 2007 Long Term Incentive Plan, as amended effective May 24, 2012 (incorporated by reference to the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders filed on April 13, 2012).

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Plante & Moran, PLLC.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan on June 11, 2012.

ROCKWELL MEDICAL TECHNOLOGIES, INC.

By:	/s/ Robert L. Chioini
Robert L. Chioini
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Rockwell Medical Technologies, Inc., do hereby constitute and appoint Robert L. Chioini and Thomas E. Klema, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 11, 2012.

Signature	Title

/s/ ROBERT L. CHIOINI Robert L. Chioini	Chairman, President and Chief Executive Officer (principal executive officer)

/s/ THOMAS E. KLEMA Thomas E. Klema	Vice President of Finance, Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)

/s/ KENNETH L. HOLT Kenneth L. Holt	Director

/s/ RONALD D. BOYD Ronald D. Boyd	Director

/s/ PATRICK J. BAGLEY Patrick J. Bagley	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Plante & Moran, PLLC.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).